Exhibit 8.1 - List of Subsidiaries of Santander UK plc as at 31 December 2015

	Company Name	Domicile
1.	2 & 3 Triton Limited	United Kingdom
2.	A & L CF (Guernsey) Limited	Guernsey
3.	A & L CF (Jersey) Limited	Jersey
4.	A & L CF December (1) Limited	United Kingdom
5.	A & L CF June (2) Limited	United Kingdom
6.	A & L CF June (3) Limited	United Kingdom
7.	A & L CF March (5) Limited	United Kingdom
8.	A & L CF September (4) Limited	United Kingdom
9.	A&L Services Limited	Isle of Man
10.	Abbey Business Services (India) Private Limited	India
11.	Abbey Covered Bonds LLP	United Kingdom
12.	Abbey National Beta Investments Limited	United Kingdom
13.	Abbey National Business Office Equipment Leasing Limited	United Kingdom
14.	Abbey National International Limited	Jersey
15.	Abbey National Nominees Limited	United Kingdom
16.	Abbey National North America Holdings Limited	United Kingdom
17.	Abbey National North America LLC	United States
18.	Abbey National PLP (UK) Limited	United Kingdom
19.	Abbey National Property Investments	United Kingdom
20.	Abbey National Securities Inc.	United States
21.	Abbey National Treasury (Structured Solutions) Limited	United Kingdom
22.	Abbey National Treasury Services Investments Limited	United Kingdom
23.	Abbey National Treasury Services Overseas Holdings	United Kingdom
24.	Abbey National Treasury Services plc	United Kingdom
25.	Abbey National UK Investments	United Kingdom
26.	Abbey Stockbrokers (Nominees) Limited	United Kingdom
27.	Abbey Stockbrokers Limited	United Kingdom
28.	Alliance & Leicester Cash Solutions Limited	United Kingdom
29.	Alliance & Leicester Commercial Bank plc	United Kingdom

30.	Alliance & Leicester Investments (Derivatives) Limited	United Kingdom
31.	Alliance & Leicester Investments (No.2) Limited	United Kingdom
32.	Alliance & Leicester Investments Limited	United Kingdom
33.	Alliance & Leicester Personal Finance Limited	United Kingdom
34.	Alliance & Leicester Limited	United Kingdom
35.	ALIL Services Limited	Isle of Man
36.	AN (123) Limited	United Kingdom
37.	ANITCO LIMITED	United Kingdom
38.	Carfax (Guernsey) Limited	Guernsey
39.	Cater Allen Holdings Limited	United Kingdom
40.	Cater Allen International Limited	United Kingdom
41.	Cater Allen Limited	United Kingdom
42.	Cater Allen Lloyd’s Holdings Limited	United Kingdom
43.	Cater Allen Syndicate Management Limited	United Kingdom
44.	First National Motor Business Limited	United Kingdom
45.	First National Motor Contracts Limited	United Kingdom
46.	First National Motor Facilities Limited	United Kingdom
47.	First National Motor Finance Limited	United Kingdom
48.	First National Motor Leasing Limited	United Kingdom
49.	First National Motor plc	United Kingdom
50.	First National Tricity Finance Limited	United Kingdom
51.	Hyundai Capital UK Limited	United Kingdom
52.	Insurance Funding Solutions Limited	United Kingdom
53.	Liquidity Limited	United Kingdom
54.	PSA UK Number 1 plc	United Kingdom
55.	Santander (UK) Group Pension Scheme Trustees Limited	United Kingdom
56.	Santander Asset Finance (December) Limited	United Kingdom
57.	Santander Asset Finance plc	United Kingdom
58.	Santander Cards Ireland Limited	Ireland
59.	Santander Cards Limited	United Kingdom
60.	Santander Cards UK Limited	United Kingdom
61.	Santander Consumer (UK) plc	United Kingdom

62.	Santander Consumer Credit Services Limited	United Kingdom
63.	Santander Equity Investments Limited	United Kingdom
64.	Santander Estates Limited	United Kingdom
65.	Santander Global Consumer Finance Limited	United Kingdom
66.	Santander Guarantee Company	United Kingdom
67.	Santander Lending Limited	United Kingdom
68.	Santander Private Banking UK Limited	United Kingdom
69.	Santander Secretariat Services Limited	United Kingdom
70.	Santander UK Foundation Limited	United Kingdom
71.	Sheppards Moneybrokers Limited	United Kingdom
72.	Solarlaser Limited	United Kingdom
73.	Sovereign Spirit Limited	Bermuda
74.	The Alliance & Leicester Corporation Limited	United Kingdom
75.	Tuttle & Son Limited	United Kingdom
76.	Whitewick Limited	Jersey
77.	Santander ISA Managers Limited	United Kingdom
78.	Abbey Covered Bonds (LM) Limited	United Kingdom
79.	Chiplow Wind Farm Limited	United Kingdom
80.	Kelmarsh Wind Farm Limited	United Kingdom
81.	Penmanshiel Energy Limited	United Kingdom
82.	Winwick Farm Limited	United Kingdom
83.	PSA Finance UK Limited	United Kingdom
84.	Syntheo Limited	United Kingdom